Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Forms S-1 (File Nos. 333-281889 and 333-283281) and Forms S-8 (File Nos. 333-275143 and 333-278563) of Safe and Green Development Corporation of our report dated August 12, 2025, relating to the audit of the financial statements of Resource Group US Holdings LLC as of December 31, 2024 and 2023,and for the two-year period ended December 31, 2024, which is included in this Form 8-K of the Company.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

August 19, 2025